EXHIBIT 5

         Metropolitan Life Insurance Company
         One MetLife Plaza                                 [METLIFE LOGO]
         27-01 Queens Plaza North
         Long Island City, NY 11101
         212 578-2211


         MYRA L. SAUL
         Associate General Counsel
         Law Department
         Tel 212 578-5334   Fax 212 578-1622

April 6, 2006


Re:      The Travelers Insurance Company
         File No. 333-132230
         REGISTERED FIXED ANNUITY


Dear Sirs

This opinion is furnished in connection with the proposed offering of certain fixed annuity contracts ("Contracts") issued by The Travelers Insurance Company under Registration Statement No. 333-132230 ("Registration Statement") and described therein, filed by The Travelers Insurance Company under the Securities Act of 1933, as amended. The Travelers Insurance Company is a wholly-owned subsidiary of MetLife, Inc. and an affiliate of Metropolitan Life Insurance Company.

I have made such examination of law and examined such reports of The Travelers Insurance Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below. In my opinion:

1. The Travelers Insurance Company is a corporation validly existing and in good standing under the laws of the State of Connecticut.

2. The offer and sale by The Travelers Insurance Company of the Contracts have been duly authorized and each Contract, when delivered and when the first purchase payment thereunder is made, all in accordance with the prospectus ("Prospectus") included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of The Travelers Insurance Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by The Travelers Insurance Company other than those described or referred to in the Prospectus.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

Myra L. Saul
Associate General Counsel
Metropolitan Life Insurance Company